UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2003

ASK JEEVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350 Emeryville, California	94608

(Address of principal executive offices)	(Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On April 25, 2003, in a letter addressed to the Board of Directors of Ask Jeeves, Inc. (the “Company”), Roger Strauch resigned as a director of the Company as of the same date. There were no disagreements with the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Strauch is currently chairman of the Roda Group, a venture capital firm focused on developing companies through seed and early stage investments in innovative technologies. He leaves the Company’s Board of Directors to focus on growing the Roda Group’s early stage high-technology companies. The Company’s Board of Directors has appointed no replacement and has no plans to do so at this time.

     Effective April 26, 2003, the Company’s Board of Directors reduced the number of members of the Company’s Board of Directors from seven to six following the resignation of Mr. Strauch. The current members of the Company’s Board of Directors include the Company’s co-founder and the Company’s current CEO, Garrett Gruener and Skip Battle respectively, as well as four outside directors, including David Carlick, James Kirsner, Geoffrey Yang and Joshua Goldman.

     A copy of the press release issued by the Company on April 28, 2003 in connection with Mr. Strauch’s resignation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro Forma Financial Information

Not applicable.

(c)     Exhibits

The exhibits listed in the Exhibit Index below are included in this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2003

Ask Jeeves, Inc. (Registrant)

	By:	/s/ Brett M. Robertson Name: Brett M. Robertson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 28, 2003